UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

REAL GOODS SOLAR, INC.

(Exact name of registrant as specified in its charter)

COLORADO	26-1851813
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

360 Interlocken Boulevard, Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, $.0001 par value per share	NASDAQ Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-149092

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of our Class A common stock, par value $0.0001 per share, under the section entitled “Description of Our Capital Stock” in our registration statement on Form S-1 (File No. 333-149092) initially filed with the Securities and Exchange Commission on February 7, 2008, and as subsequently amended by any amendments to such registration statement, is incorporated herein by this reference. In addition, the above-referenced description included in any prospectus relating to our registration statement filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

We have applied to have our Class A common stock included for quotation on the Nasdaq Global Market under the symbol “RSOL.”

Item 2. Exhibits.

Under the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith, because no other securities of the Registrant are registered or to be registered on The Nasdaq Global Market, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REAL GOODS SOLAR, INC.

Dated: May 5, 2008	By:	/s/ John R. Jackson, Secretary